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                                                                    EXHIBIT 99.1

                                   CITATION COMPUTER SYSTEMS, INC.
                                   424 South Woods Mill Road
                                   Chesterfield, MO 63017
                                   Web Site: http://www.cita.com

                                   NASDAQ: CITA



At CITATION Computer Systems, Inc.
Richard Neece
President
(314) 579-7900

FOR IMMEDIATE RELEASE
MONDAY, MAY 15, 2000

                       CITATION COMPUTER SYSTEMS ANNOUNCES
      DEFINITIVE AGREEMENT FOR BUSINESS COMBINATION WITH CERNER CORPORATION
                             -----------------------
            CITATION COMPUTER SYSTEMS REPORTS FOURTH QUARTER RESULTS

ST. LOUIS, MAY 15, 2000--CITATION COMPUTER SYSTEMS, INC. (NASDAQ: CITA), a provider of clinical and managed care information systems to the healthcare industry, today announced the signing of a definitive agreement for a business combination with Cerner Corporation (Nasdaq: CERN). In addition, CITATION reported its fourth quarter and fiscal year results for the periods ended March 31, 2000.

Under terms of the agreement, Cerner will pay 0.153 shares of Cerner stock and $0.51 in cash for each share of CITATION, resulting in the issuance of 598,000 shares of Cerner stock for 90% of CITATION and payment of $2 million for the remaining 10% (determined at an effective cash price of $5.10 per share of CITATION). The transaction, which as to the stock portion will be tax-free to CITATION shareholders and accounted for as a purchase, is expected to close in the third quarter this year pending CITATION shareholder and regulatory approval.

"This acquisition is good news for CITATION shareholders, customers and employees," said J. Robert Copper, Chairman and Chief Executive Officer of CITATION Computer Systems. "Cerner and CITATION are uniquely suited to work together - we share common goals and common operating practices. It's a perfect fit."

Copper added, "Through Cerner's commitment to client service and continued research, development and advancements within the laboratory, CITATION clients will have access to a broader range of technological options and solutions to meet the evolving needs of their organizations. The leadership of both organizations believe that this transaction will benefit each of our constituencies and the entire healthcare marketplace."

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CITATION COMPUTER SYSTEMS, INC.
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Cerner Corporation is the world's leading clinical and healthcare information technology company. With Cerner's HNA Millennium system, Cerner has developed a comprehensive suite of solutions that promotes personal and community health management

"CITATION is a unique complement to our large laboratory client base that primarily consists of larger hospitals, health systems and independent laboratories," said Neal L. Patterson, Chairman and Chief Executive Officer of Cerner. "The strategic acquisition of CITATION allows Cerner to broaden our market presence in the lab industry," continued Patterson. "The clinical laboratory is the nexus or diagnostic center of any health system or community. A broad install base of clinical laboratories further Cerner's mission to improve healthcare efficiencies, patient safety and appropriate clinical decision-making."

The current CITATION office in St. Louis will be maintained with no significant change in employment levels currently anticipated.

CITATION'S FOURTH QUARTER AND FISCAL YEAR RESULTS
For the fourth quarter ended March 31, 2000, the company reported a net loss of $122,000, or $0.03 per share, on revenues of $2.6 million, compared to a net loss of $651,000, or $0.17 per share, on revenues of $4.6 million during the same period last year.

For the twelve-month period ended March 31, 2000, the company reported net income of $189,000, or $0.05 per share, on revenues of $15.0 million, compared to a net loss of $415,000, or $0.11 per share, on revenues of $16.1 million.

                                 **************

CITATION Computer Systems, Inc. is a provider of client/server clinical and managed care information systems for the healthcare enterprise. CITATION's clinical and managed care systems are found in approximately 300 healthcare facilities throughout the United States, Canada, the United Kingdom, Ireland, Asia-Pacific, and other countries. CITATION is headquartered in St. Louis, Missouri. C-COM, C-LAB, and C-RIS are registered trademarks of CITATION.

Cerner Corporation (www.cerner.com) is the leading supplier of clinical and management information and knowledge systems to more than 1,000 healthcare organizations worldwide. Cerner's mission is to connect the appropriate persons, knowledge and resources at the appropriate time and location to achieve the optimal health outcome. Cerner's vision of proactive healthcare management drives innovation today, while creating a foundation for tomorrow's healthy populations. With HNA Millennium, Cerner has developed a comprehensive suite of solutions that promote personal and community health management by providing the link between individuals and the care process. HNA Millennium applications work on a cohesive platform that is open, intelligent and scalable. This allows for communication, access, and data to be shared throughout the healthcare community. The following are trademarks and/or service marks of Cerner
Corporation: Cerner, Cerner's logo, Health Network Architecture, and HNA Millennium.
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CITATION COMPUTER SYSTEMS, INC.
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This release may contain forward-looking statements that involve a number of risks and uncertainties. It is important to note that the company's performance, financial condition or business could differ materially from those expressed in such forward-looking statements. Factors that could affect results include those relating to the proposed merger, including failure to achieve expected synergies, failure to obtain required regulatory or shareholder approval, and loss of key personnel. Other factors that could cause or contribute to such differences include, but are not limited to: variations in the Company's quarterly operating results, volatility of the Company's stock price, market risk of investments, changes in the healthcare industry, significant competition, the Company's proprietary technology may be subjected to infringement claims or may be infringed upon, regulations of the Company's software by the U.S. Food and Drug Administration or other government regulation, the possibility of product-related liabilities, possible failures or defects in the performance of the Company's software, the possibility that the Company's anti-takeover defenses could delay or prevent an acquisition of the Company and uncertainties related to the Year 2000 transition. Additional discussion of these and other factors affecting the Company's business is contained in the company's filings with the Securities and Exchange Commission. The company undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

We urge investors and security holders to read the Proxy Statement/Registration Statement on Form S-4, to be filed by Cerner and CITATION, which will contain or incorporate by reference such documents relating to and other important information regarding the merger. This document and amendments to this document will be filed with the U. S. Securities and Exchange Commission. When this and other documents are filed with the SEC, they may be obtained free at the SEC's website at www.sec.gov. You may also obtain this document for free (when available) from CITATION by directing your request to Investor Relations at
(314) 579-7900 or by fax at (314) 579-7990.




  FOR MORE INFORMATION ON CITATION COMPUTER SYSTEMS, INC. VIA FACSIMILE AT NO
      COST, SIMPLY DIAL 1-800-PRO-INFO AND ENTER THE COMPANY SYMBOL CITA,
                  OR VISIT CITATION'S WEB SITE AT WWW.CITA.COM

                         - FINANCIAL TABLES TO FOLLOW -


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CITATION COMPUTER SYSTEMS, INC.
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                       CITATION COMPUTER SYSTEMS, INC.(R)
                         CONDENSED SUMMARY OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                          Three Months Ended              Twelve Months Ended
                                                                         3/31/00         3/31/99          3/31/00         3/31/99
                                                                         -------         -------          -------         -------
                                                                                Unaudited                         Audited
                                                                                ---------                         -------
Net system sales and service revenues:
   System sales                                                         $   1,188       $   2,805        $   8,387       $   8,669
   Service revenue                                                          1,449           1,827            6,609           7,459
                                                                         --------        --------         --------        --------
     Total revenues                                                         2,637           4,632           14,996          16,128

Cost of products and services sold:
   System costs                                                               736           2,140            5,679           6,110
   Service costs                                                              413             544            1,615           1,934
     Total cost of products and services sold                               1,149           2,684            7,294           8,044
                                                                         --------        --------         --------        --------
Gross Profit                                                                1,488           1,948            7,702           8,084
Research and development                                                      653             592            2,500           2,369
Selling and administrative expense                                          1,049           1,307            4,829           5,207
Loss on sale of financial systems business                                      -             593                -             663
                                                                         --------        --------         --------        --------
Operating income (loss)                                                      (214)           (544)             373            (155)
Other income (expense), net                                                    11             (17)             (58)            (19)
MEDASYS related expenses                                                        -            (495)               -            (495)
                                                                         --------        --------         --------        --------
Income (loss) before income taxes                                            (203)         (1,056)             315            (669)
Provision (benefit) for income taxes                                          (81)           (405)             126            (254)
                                                                         --------        --------         --------        --------
Net income (loss)                                                       $    (122)      $    (651)       $     189       $    (415)
                                                                         ========        ========         =========       ========

Net income (loss) per share - basic                                     $   (0.03)      $   (0.17)       $    0.05       $   (0.11)
                                                                         ========        ========         ========        ========

Weighted average shares outstanding
   Basic                                                                    3,876           3,835            3,858           3,823
                                                                         ========        ========         =========       ========
   Diluted                                                                  3,876           3,835            3,889           3,823
                                                                         ========        ========         =========       ========

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CITATION COMPUTER SYSTEMS, INC.
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                         CITATION COMPUTER SYSTEMS, INC.
                        CONDENSED BALANCE SHEET - AUDITED
                                 (IN THOUSANDS)

                                                              March 31          March 31,
                                                                2000               1999
                                                                ----               ----
Assets:
Current Assets:

   Cash and cash equivalents                                           $ 295           $ 204
   Accounts Receivable:
     Trade, net                                                        5,900           6,857
     Other                                                               456             445
   Inventories                                                           327             348
   Prepaid expenses and other current assets                             423             369
   Deferred tax asset                                                     80             142
                                                                      ------          ------

Total current assets                                                   7,481           8,365

   Software development costs, net                                     1,455           1,775
   Property and equipment, net                                           521             699
   Long-term accounts receivable                                       1,441           1,569
   Long-term deferred tax assets                                         910           1,104
   Other assets                                                          263             366
                                                                      ------          ------

Total assets                                                         $12,071         $13,878
                                                                      ======          ======

Liabilities and shareholders' equity:
Current Liabilities:
   Current portion of long-term debt                                    $197            $239
   Accounts payable                                                      271           1,223
   Customer deposits                                                     149             236
   Accrued bonuses and commissions                                        66             139
   Other accrued liabilities                                             181             211
   Deferred service revenue                                            2,502           2,521
                                                                      ------          ------

Total current liabilities                                              3,366           4,569
                                                                      ------          ------

   Long-term debt                                                        621           1,491
                                                                      ------          ------

   Common stock                                                          388             384
   Paid-in capital                                                     6,668           6,596
   Retained earnings                                                   1,028             838
                                                                      ------          ------

                                                                       8,084           7,818
                                                                      ------          ------

Total liabilities and shareholders' equity                           $12,071         $13,878
                                                                      ======          ======
